Item 77C  Deutsche Multi-Market Income Trust

Shareholder Meeting Results


The Annual Meeting of Shareholders (the
"Meeting") of Deutsche Multi-Market Income Trust
(the "Fund") was held on September 20, 2017. At the close of business on July 20, 2017, the record date for the determination of shareholders entitled to vote at the Meeting, there were issued and outstanding 22,393,261.76 shares of the Fund's beneficial interest, each share being entitled to one vote, constituting all of the Fund's outstanding voting securities. At the Meeting, the holders of 18,521,934 shares of the Fund's beneficial interest were represented in person or by proxy, constituting a quorum. The following matter was voted upon by the shareholders of the Fund.

1.	To elect the four Class III Trustees of the Board
of Trustees of the Fund.

All of the nominees received a sufficient number of votes to be elected. (the resulting votes are presented below):
      N
umber
of
Votes:

For
Withheld
John W.
Ballantine
17,360,261
1,161,673
Dawn-Marie
Driscoll
17,422,908
1,099,026
Kenneth C.
Froewiss
17,386,634
1,135,300
Rebecca W.
Rimel
17,470,603
1,051,331

Henry P. Becton, Jr., Keith R. Fox, Paul K.
Freeman, Richard J. Herring, William McClayton,
William N. Searcy, Jr. and Jean Gleason Stromberg are each a Class I or Class II Trustee whose term of office continued after the Meeting.

As of November 30, 2017, the Fund's Board of
Directors is as follows:


Keith R. Fox,
CFA

Chairperson
and Director
 (non-
interested)
Chairperson since
2017
and Director since
1996
Class I - term
expires 2018
Kenneth C.
Froewiss

Vice
Chairperson
Director
(non-
interested)
Vice Chairperson
since 2017
and Director since
2001
Class III - term
expires 2020
John W.
Ballantine

Director
(non-
interested)
Since 1999
Class III - term
expires 2020
Henry P.
Becton
Director
(non-
interested)
Since 1990
Class II - term
expires 2019
Dawn-Marie
Driscoll
Director
(non-
interested)
Since 1987
Class III - term
expires 2020
Paul K.
Freeman
Director
(non-
interested)
Since 1993
Class II - term
expires 2019
Richard J.
Herring
Director
(non-
interested)
Since 1990
Class I - term
expires 2018
William
McClayton
Director
(non-
interested)
Since 2004
Class II - term
expires 2019
Rebecca W.
Rimel
Director
(non-
interested)
Since 1995
Class III - term
expires 2020
William N.
Searcy, Jr.
Director
(non-
interested)
Since 1993
Class I - term
expires 2018
Jean Gleason
Stromberg
Director
(non-
interested)
Since 1997
Class II - term
expires 2019